UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 22, 2009
(Date of earliest event reported)	January 19, 2009

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition See discussion below under Item 7.01, Regulation FD Disclosure.
Item 7.01	Regulation FD Disclosure

On January 19, 2010, we released our 2010 earnings guidance and updated our 2009 earnings guidance.

Our 2010 net income is expected to be in the range of $450 million to $490 million.  Preliminary estimates for our 2010 distributable cash flow (DCF) are in the range of $580 million to $620 million.

Our 2009 net income is expected to be at the high end of the guidance range of $3.40 to $3.60 per unit provided on November 3, 2009.  DCF is expected to be in the range of $556 million to $560 million, above the high end of the 2009 distributable cash flow guidance range of $530 million to $550 million provided on November 3, 2009.

See exhibit 99.1 for the reconciliation of net income to EBITDA and reconciliation of EBITDA to distributable cash flow, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 News release issued by ONEOK, Inc. and ONEOK Partners, L.P. dated January 19, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., General Partner

Date:	January 22, 2010	By:	/s/ Curtis L. Dinan
Executive Vice President - Chief Financial Officer and Treasurer

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